UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2018 (January 23, 2018)

MENTOR CAPITAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-55323	77-0395098
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

511 Fourteenth Street, Suite A-2, A-4, A-6, Ramona, CA	92065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 788-4700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 23, 2018 Mentor Capital received a check for $1,758,949, marking full recovery with interest of money owed to it by Bhang Corporation under a Judgment entered December 29, 2016 in case number 3:14-cv-03630-LB by the United States District Court for the Northern District of California, in Mentor’s favor and against Bhang Corporation. From an additional $286,718 also deposited by Bhang (for a total of $2,045,667 deposited by Bhang, and interest thereon), Mentor repurchased and recovered 117,000 shares of its common stock under the Judgment. This marked satisfaction in full of the Judgment.

On January 25, 2018 the United States District Court for the District of Utah dismissed case number 2:15-cv-00176-JNP which Mentor Capital had been defending. In connection with that dismissal the court also vacated its September 25, 2017 Memorandum Decision and Order, of which Mentor had been seeking reconsideration. On February 2, 2018 the case was ordered closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mentor Capital, Inc.

Date: February 12, 2018 By:/s/ Chet Billingsley

Chet Billingsley,

Chairman and Chief Executive Officer